EXHIBIT 10.2

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (the "Amendment") is made effective as of September 12, 2008, by and between, Electronic Kourseware International, Inc. (the "Company"), and Paragon Capital LP (the "Purchaser").

Recitals

WHEREAS, the Purchaser and the Company executed and delivered that certain Stock Purchase Agreement as of December 31. 2007, for the purchase and sale of 257,092,999 shares of common stock of the Company (the “Purchase Agreement”);

WHEREAS, the Purchaser and the Company desire to extend the deadline for closing of the transaction after the Company satisfies its obligations under the Purchase Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company agree to amend Section 5.3(b) of the Purchase Agreement by deleting the existing language and inserting in its place the following:

b)        If the note is not previously repurchased by the Company, the principal and interest on the note will be forgiven, and the note will be canceled, either (i) if the Closing occurs prior to December 31, 2008 (or such later date as may be mutually agreed by the parties) or (ii) if the Purchaser fails or refuses to close the transaction and purchase the Control Shares within forty (40) business days after the Company satisfies all of the conditions in Section 5.1 (a)-(l).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

ELECTRONIC KOURSEWARE INTERNATIONAL, INC.

Phillip D. Greer
PHILLIP D. GREER, CEO

535325.2/SPA/17338/0101/100108

PURCHASER:

PARAGON CAPITAL LP

Alan Donenfeld
ALAN DONENFELD, MANAGING MEMBER OF PARAGON CAPITAL
ADVISORS LLC, GENERAL PARTNER OF PARAGON CAPITAL LP

535325.2/SPA/17338/0101/100108